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BRE PROPERTIES, INC.
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EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE
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STATEMENT OF EARNINGS PER SHARE

Average shares outstanding are computed by adding the shares outstanding at each month end and dividing that result by the number of months elapsed in the year-to-date period.


Primary Earnings per Share:

                                  For the three months ended     For the nine months ended
                                         September 30                  September 30
                                  ---------------------------   ---------------------------
                                     1996           1995           1996           1995
                                     ----           ----           ----           ----

Average shares outstanding         32,810,000     21,940,000     29,740,000     21,900,000

Net income before (loss) gain
on sales of investments (a)        $9,767,000     $6,052,000    $27,003,000    $17,545,000
                                 -------------  -------------  -------------  -------------

     Computation                         $.30           $.28           $.91           $.80
                                 -------------  -------------  -------------  -------------

Net (loss) gain on sales of
investments (a)                   $49,352,000            -      $49,578,000     ($880,000)
                                 -------------  -------------  -------------  -------------

     Computation                        $1.50            -            $1.67         ($.04)
                                 -------------  -------------  -------------  -------------

EARNINGS PER SHARE (a)                  $1.80           $.28          $2.58           $.76
                                 -------------  -------------  -------------  -------------
                                 -------------  -------------  -------------  -------------


Additional Primary Computation:

                                  For the three months ended     For the nine months ended
                                         September 30                  September 30
                                 ----------------------------  ----------------------------

Net income (a)                    $59,119,000     $6,052,000    $76,581,000    $16,665,000
                                 -------------  -------------  -------------  -------------

Average shares outstanding         32,810,000     21,940,000     29,740,000     21,900,000
                                 -------------  -------------  -------------  -------------


Additional adjustment for
dilutive effect of outstanding
options (as determined by the
application of the treasury
stock method):                        360,000         30,000        210,000         20,000
                                 -------------  -------------  -------------  -------------
Weighted average number of
shares outstanding, as adjusted    33,170,000     21,970,000     29,950,000     21,920,000
                                 -------------  -------------  -------------  -------------
Primary earnings per share, as
adjusted - Net income (b)               $1.78           $.28          $2.56           $.76
                                 -------------  -------------  -------------  -------------
                                 -------------  -------------  -------------  -------------



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BRE PROPERTIES, INC.
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

Fully Diluted Earnings per Share

                                  For the three months ended     For the nine months ended
                                         September 30                  September 30
                                  ---------------------------   ---------------------------
                                     1996           1995           1996           1995
                                     ----           ----           ----           ----

Net income (a)                    $59,119,000     $6,052,000    $76,581,000    $16,665,000
                                 -------------  -------------  -------------  -------------

Average shares outstanding         32,810,000     21,940,000     29,740,000     21,900,000

Additional dilutive effect of
outstanding options (as
determined by the application
of the treasury stock method)         360,000         60,000        270,000         60,000
                                 -------------  -------------  -------------  -------------
Weighted average number of
shares, as adjusted                33,170,000     22,000,000     30,010,000     21,960,000
                                 -------------  -------------  -------------  -------------
Fully diluted earnings per
share - Net income (b)                  $1.78           $.28          $2.55           $.76
                                 -------------  -------------  -------------  -------------
                                 -------------  -------------  -------------  -------------


(a)  These amounts agree with the related amounts in the Statements of Income.
(b) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.


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